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Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into this 15th day of November, 2003 by and between HOMESYNC CORPORATION., a Delaware corporation ("Seller") and SYSLYNC COLORADO, INC., a Colorado corporation or its assigns ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller certain assets of Seller, upon the terms and subject to the conditions set forth in this Agreement (the "Acquisition");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

                                 I. ACQUISITION.
                                    ------------

         1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions contained in this Agreement, including the warranties contained herein, at the Closing (as defined in Section 1.3 below) Seller shall sell, convey, transfer, assign and deliver to Purchaser, good and marketable title to the assets described in Schedule 1.1 attached hereto ("Assets"),

         1.2 PURCHASE PRICE FOR ASSETS. The purchase price for the purchase and sale of the Assets shall be paid at Closing by Purchaser executing an Assumption of Liabilities Agreement attached hereto as Exhibit "A" which shall provide for the assumption of all secured and certain unsecured debts and commitments of the Seller. In addition, Purchaser will pay or reimburse up to $10,000 of Seller's post-closing legal, filing or termination fees and expenses.

         1.3 CLOSING. The Closing shall take place at the offices of Purchaser or as mutually agreed, at the close of business (local time) on November 12, 2003, or such date (later or earlier) on which all conditions to the Acquisition are satisfied or waived.

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         1.4 CONDITIONS PRECEDENT TO ACQUISITION. The obligations of the parties to consummate the Acquisition at the Closing shall be subject to the satisfaction or waiver of the following conditions:

                  (a) CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase the Assets at the Closing shall be subject to the satisfaction or waiver of the following conditions:

                           (i) Seller shall have delivered to Purchaser a list
of eligible Assets and corresponding encumbrances described in Sections 1.1 and 2.1(f).

                           (ii) All representations and warranties of Seller
shall be true and correct in all material respects as of the date hereof and as of the date of the Closing.

                           (iii) Seller shall have performed and complied in all
material respects with all obligations in this Agreement which are required to be performed or complied with by Seller on or prior to the date of the Closing.

                           (iv) Seller shall have executed and delivered to
Purchaser a Bill of Sale in form attached hereto as Exhibit "B" to transfer title to the Assets described in Schedule 1.1.

                           (v) There shall be no outstanding injunction or other
order of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement.

                           (vi) Seller shall have executed and delivered or
provided to Purchaser such other documents, instruments and writings reasonably requested by Purchaser.

                  (b) CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to sell the Assets at the Closing shall be subject to the satisfaction or waiver of the following conditions:

                           (i) All representations and warranties of Purchaser
in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of the Closing.

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                           (ii) Purchaser shall have performed and complied in
all material respects with all obligations in this Agreement which are required to be performed or complied with by Purchaser on or prior to the date of the Closing.

                           (iii) Purchaser shall have executed and delivered to
Seller an Assumption of Liabilities Agreement in the form attached hereto as Exhibit "A", and the attachments thereto shall be satisfactory in its sole discretion.

                           (iv) There shall be no outstanding injunction or
other order of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement.

                           (v) Purchaser shall have executed and delivered or
provided to Purchaser such other documents, instruments and writings reasonably requested by Seller.

         1.5 COMPLETION OF EXHIBITS AND SCHEDULES. The obligations of Seller and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the substantial completion of all Exhibits and Schedules required for the Closing on or before November 12, 2003; however, it is understood by both parties that the final exhibits will not be completed until November 19, 2003.

         1.7 ASSUMPTION OF LIABILITIES. As consideration for the purchase of the Assets, Purchaser shall assume the following liabilities ("Assumed Liabilities"):

                  (a) All obligations of Seller under the executory contracts, agreements, leases, licenses, commitments and undertakings listed in Schedule 2.1(g) attached hereto relating to the Assets.

                  (b) All other obligations and duties expressly assumed or agreed to by Purchaser under this Agreement.

         All of the foregoing liabilities, duties and obligations to be assumed or agreed to by Purchaser are hereinafter referred to as the "Assumed Liabilities"; all other liabilities, duties and obligations are hereinafter referred to as the "Non-Assumed Liabilities".

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         Except for the Assumed Liabilities, Purchaser shall not assume or have any responsibility for any liability, obligation or commitment of any nature, whether now or hereafter existing, of Seller, and Seller shall retain all such liabilities, obligations or commitments which are not Assumed Liabilities.


                       II. REPRESENTATIONS AND WARRANTIES
                           ------------------------------

         2.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

                  (a) Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in each state where it conducts its business.

                  (b) This Agreement and the transactions contemplated hereby have been duly authorized by Seller; Seller has full corporate power and authority to execute, deliver and perform this Agreement, which has been duly executed and delivered by Seller and constitutes a binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting creditors' rights generally; and neither Seller's execution and delivery nor Seller's performance of this Agreement will violate the Certificate of Incorporation or By-Laws of Seller or, subject to obtaining such consents of third parties as may be required, violate any material provisions of or result in the acceleration of any obligation under any material loan or mortgage agreement, lien, lease, agreement, instrument, court or administrative order, arbitration award, judgment or decree to which Seller is a party or by which it is bound, the effect of which would be materially adverse to Seller.

                  (c) The Balance Sheet fairly presents the financial position of Seller as it existed on September 30, 2003, and was prepared in accordance with Seller's accounting policies and procedures and shall be updated and conformed to generally accepted accounting principles ("GAAP") consistently applied.

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                  (d) Since September 30, 2003, Seller has conducted its
Business to the best of its abilities in the ordinary and usual course of business of Seller.

                  (e) Except as and to the extent reflected in the Balance Sheet, Seller has no liabilities or assets which should be reflected on a balance sheet prepared in accordance with Seller's accounting policies and procedures and GAAP, other than any such liabilities not being assumed by Purchaser hereunder or assets which are not being acquired by the Purchaser.

                  (f) Seller owns and, on the Closing Date, Seller will convey to Purchaser the Assets, subject to certain Encumbrances more particularly described in Exhibit "A" attached hereto.

                  (g) Schedule 2.1(g) hereto sets forth:

                           (i) All material contracts to which Seller is a party or by which it is bound relating exclusively to the business of Seller (including, without limitation, material sales contracts and leases of real or personal property).

                           (ii) To the best of Seller's knowledge, all governmental or other permits, licenses, authorizations or approvals issued to Seller or required in connection with the conduct of the business.

                  (h) All of the contracts set forth in Schedule 2.1(g) are in full force and effect and are assignable or subject to obtaining consents of third parties as specified on Schedule 2.1(g) or where the failure to obtain such consent would not have a material and adverse effect on Seller.

         2.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that:

                  (a) Purchaser is a corporation duly organized and validly existing under the laws of the State of Colorado and will become duly qualified to do business in each state where Seller conducts its business.


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                  (b) This Agreement and the transactions contemplated hereby have been duly authorized by the Purchaser, including all necessary corporate action taken by its Board of Directors; Purchaser has full corporate power and authority to execute, deliver and perform this Agreement, which has been duly executed and delivered by Purchaser and constitutes a binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting creditors' rights generally; and neither Purchaser's execution and delivery nor Purchaser's performance of this Agreement will violate the Certificate of Incorporation or By-laws of Purchaser or, subject to obtaining such consents of third parties as may be required, violate any material provisions of or result in the acceleration of any obligation under any material loan or mortgage agreement, lien, lease, agreement, instrument, court or administrative order, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound, the effect of which would be materially adverse to Purchaser or Seller.


                           III. PRE-CLOSING COVENANTS
                                ---------------------

         3.1 INFORMATION TO BE FURNISHED TO PURCHASER. From the date of this Agreement to the date of the Closing, Seller shall supply Purchaser with all information concerning the Assets and the Business of Seller that Purchaser shall reasonably request.

         3.2 INSPECTIONS BY PURCHASER. Purchaser, its authorized representatives and experts shall be afforded, from the date of this Agreement to the date of the Closing, reasonable access to the Assets and the business and financial records, contracts and prospects files, and other documentation relating to the Assets during customary business hours at all reasonable times to permit Purchaser to complete its due diligence inquiry. In connection therewith, Purchaser agrees not to interfere with Seller's business.

         3.3 CONDUCT OF THE BUSINESS OF SELLER. From the date of this Agreement to the date of the Closing, Seller shall conduct the Business of Seller in the ordinary and usual course as it has previously been conducted.

         3.4 ASSIGNMENTS. Seller shall, to the best of its ability, to obtain any required consents of third parties to the assignments of the agreements being assigned to Purchaser hereunder, provided that Seller shall be under no obligation to compensate any third party for such assignments. Purchaser shall use its best efforts to aid Seller in obtaining such consents, including without limitation the provision of reasonable financial information about the Purchaser to any third party whose consent is required at such third party's request.

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                                IV. POST-CLOSING
                                    ------------

         4.1      MUTUAL COOPERATION.

                  (a) Each party shall upon request provide the other with assistance, including the use of Seller's former personnel and the production of appropriate documents or records, in the prosecution or defense of any legal action or claim relating to the Assets or the operations of Seller. Each party shall take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement, including each party's transfer and delivery to the other, promptly upon receipt, of any cash, checks, drafts or other property which properly belong to the other party.

                  (b) Seller and Purchaser agree to take all reasonable actions necessary to obtain, and to cooperate with the other party and any third party in obtaining, the consent or approval of any agency, commission, group or procuring office of the federal government in connection with the transfer to Purchaser of

                           (i) any prime contract, subcontract, purchase order or delivery order or other agreement between Seller (or Seller in connection with the Business of Seller) and any such agency, division, group or procuring office and

                           (ii) any outstanding bid, quotation or proposal submitted to any such agency, division, group or procuring office or to any prime contractor of the federal government, including, without limitation, the execution of novation agreements and any other documents reasonably requested by Purchaser and Seller and compliance with the rules and regulations of any such agency, division, group or procuring office in connection with such transfer.

                  (c) Notwithstanding anything to the contrary contained herein, no contract, agreement or commitment shall be assigned in violation of applicable laws or the terms of such contract, agreement or commitment and, with respect to contracts, agreements and commitments that cannot be assigned or novated to Purchaser following the Closing, the performance obligations of Seller thereunder shall, unless not permitted by such contract, agreement or commitment, be deemed subleased or subcontracted to Purchaser until such contract, agreement or commitment has been assigned or novated. Purchaser and Seller shall cooperate in obtaining any necessary approvals to such subleases and subcontracts. Purchaser shall perform and complete all contracts, agreements


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and commitments in accordance with their terms, and shall indemnify Seller in such event as a result of its failure to so perform if neither assignment, novation, subleasing nor subcontracting is permitted by the other party, and Seller shall pay to Purchaser any amounts received by Seller following the Closing as a result of performance by Purchaser of such contracts, agreements and commitments. With respect to the contracts, agreements and commitments to be assumed by Purchaser, Seller shall execute any novation agreements which Purchaser requests Seller to execute, so long as the terms and conditions of such novation agreements are reasonable. Seller acknowledges that the terms and conditions of the form of novation agreement required under the Federal Acquisition Regulations are reasonable.

         4.2 RETENTION OF SELLER'S RECORDS: POST-CLOSING INSPECTION RIGHTS. Copies of all books and records of Seller delivered to Purchaser shall be retained in a secure environment for two (2) years following the Closing Date or the period required by law, whichever is greater, and, upon Seller's prior request, shall be open for inspection by representatives of Seller at any time during regular business hours during such retention period. Seller may at its expense make any copies or excerpts therefrom as it may consider necessary. Following the Closing Date, Purchaser shall notify Seller of the location and custodian of such records and thereafter shall keep Seller informed of any changes thereof. Purchaser shall not dispose of or destroy any of Seller's books and records following the retention period without first offering them in writing to Seller.

         4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements contained herein shall survive until the second anniversary of the Closing Date and shall terminate thereafter.

                               V. INDEMNIFICATION
                                  ---------------

         5.1 SELLER'S INDEMNIFICATION. Seller hereby indemnifies Purchaser against and holds it harmless from and in respect of any and all claims, suits, actions, proceedings, judgments, deficiencies, damages, losses, liabilities, and expenses (including reasonable attorneys' fees and disbursements) (hereinafter referred to collectively as "Claims") arising out of, based upon, or resulting from:

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                  (i) Any breach of any representation, or warranty, or
agreement of Seller contained in this Agreement.

                  (ii) Except as specifically set forth herein, the conduct of the business of Seller prior to the Closing.

                  (iii) Any and all liabilities or claims arising out of or as a result of the Non-Assumed Liabilities.

                  (iv) Any and all liabilities or claims against any of the current officers and directors of Purchaser arising out of or in connection with this Agreement, and in this regard, Seller also agrees to indemnify and hold harmless such officers and directors of Purchaser, in addition to Purchaser, from such liabilities or claims, and expenses (including reasonable attorneys' fees and disbursements).

         5.2 PURCHASER'S INDEMNIFICATION. Purchaser hereby indemnifies Seller against and holds it harmless from and in respect of any and all Claims arising out of, based upon, or resulting from:

                  (i) Any breach of any representation, or warranty, or agreement of Purchaser contained in this Agreement.

                  (ii) Except as specifically set forth herein, the conduct of the business of Buyer prior to the Closing.

         5.3 INDEMNIFICATION PROCEDURE. Promptly after the receipt by Seller or Purchaser (or its officers and directors) of any Claim from any person who is not a party to this Agreement which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnifying Party shall, at its expense, defend any such Claims through counsel of its own choice, and failing such defense, the Indemnified Party shall have the right to (but shall not be obligated to) pay, compromise, or defend the same. In any Claim defended by Indemnifying Party, the Indemnified Party may participate, at its expense, in the defense of such Claim. The Indemnifying Party shall not in the defense of a Claim consent to entry of any judgment or enter into any settlement, except with the written consent of Indemnified Party, which does not include an unconditional term thereof by the claimant or plaintiff to Indemnified Party which operates as a full release from all liability in respect of such Claim.

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                                VI. MISCELLANEOUS
                                    -------------

         6.1 DISCLOSURE OF TRANSACTION. Seller and Purchaser shall keep this Agreement and the transactions contemplated hereby strictly confidential and neither party shall, without the other's prior consent, at any time before the Closing, in any way disclose this Agreement or any of the transactions contemplated hereby to any person or entity other than their employees and agents on a strictly "need to know" basis; it being understood that such consent shall not be unreasonably withheld with respect to such disclosure to prospective lenders to and investors in Purchaser.

         Further, Seller and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. The parties shall provide prior written notice by facsimile to the parties referred to 6.5 before issuing any press release. Neither party shall unreasonably delay any consent to the other party's press release.

         6.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto, but shall not be assignable by either party without the prior written consent of the other.

         6.3 TERMINATION OF AGREEMENT. If any condition precedent specified in
Section 1 hereof to either party's obligations hereunder has not been satisfied, and if such condition has not been waived by such party, in either case on or before the Closing Date, any nondefaulting party may terminate this Agreement upon written notice delivered to the other party on the Closing Date.

         6.4 RISK OF LOSS. Seller assumes all risk of loss to the Assets prior to the Closing. Purchaser assumes all risk of loss to the Assets from and after the Closing. Purchaser assumes all risk of loss to the Assets from and after the Closing.

         6.5 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of receipt, if served personally on the party to whom notice is to be given by actual in person delivery, telephone (confirmed in writing), facsimile, telegraph or similar means of communication, or if mailed, forty-eight (48)


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hours after being sent to the party to whom notice is to be given, by first class mail, return receipt requested, postage prepaid and properly addressed as follows:


                           If to Seller, to:

                           HOMESYNC CORPORATION
                           Attn: Howard Lerman
                           6265 Corporate Drive
                           Colorado Springs, CO   80919
                           Ph: (719) 260-0109
                           Fax: (719) 260-7577


                           If to Purchaser, to:

                           SYSLYNC COLORADO, INC.
                           Attn: Ron Pitcock
                           P.O. Box 262094
                           Highlands Ranch, CO 80163
                           Ph: (303) 888-7462
                           Fax: (303) 736-6895


Copy to:                   G. David Gordon & Associates, P.C.
                           Attn: David Gordon
                           One Memorial Place
                           7633 East 63rd Place
                           Suite 210
                           Tulsa, OK 74133

provided, however, that if either party shall have designated a different address by notice to the other, then to the last address so designated.

         6.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         6.7 ARBITRATION. The parties hereby agree that all controversies, claims or disputes between them arising out of or relating to this Agreement, or the breach thereof, including without limitation, contract, tort, or other controversies, claims, or disputes, shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Demand for arbitration may be made no later than the time that such action would be


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permitted under the applicable Colorado statute of limitations. The final award shall include attorney's fees, costs and expenses of the prevailing party, including the prevailing party's share of the administrative fee and the arbitrator's fees and expenses, if any. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act, 9 U.S.C. ss.ss.1-14, shall apply to the construction and interpretation of this arbitration agreement.

         6.9 HEADINGS. The headings of the sections contained in this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         6.10 COUNTERPART. More than one counterpart of this Agreement may be executed by the parties hereto by facsimile signatures, and each fully executed counterpart shall be deemed an original.

         6.11 COMPLETE AGREEMENT. This writing contains the entire agreement between Purchaser and Seller, superseding all prior agreements whether oral or written between the parties with respect to Seller, its business and the Assets, and there are no warranties, express or implied, of merchantability, fitness or otherwise except those expressly set forth in this Agreement.

         6.12 AMENDMENTS. This Agreement may not be modified or amended except by a written instrument signed by authorized representatives of both parties and referring specifically to this Agreement. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such wavier shall be deemed a waiver of any subsequent breach or of the same or similar nature.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers as of the date first above written.


                                            PURCHASER

                                            SYSLYNC COLORADO, INC.,
                                            A COLORADO CORPORATION



                                            BY: /S/ RON PITCOCK
                                                -------------------
                                            RON PITCOCK, CEO
                                            NOVEMBER 20,2003



                                            SELLER

                                            HOMESYNC CORPORATION.,
                                            A DELAWARE CORPORATION



                                                -------------------
                                            HOWARD LERMAN, CEO
                                            NOVEMBER 20,2003


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